EXECUTION COPY


                                PRICING AGREEMENT


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
  As Representatives of the several
    Underwriters named in Schedule I hereto


                                                                 August 18, 2004

Ladies and Gentlemen:

         XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 18, 2004 (the "Underwriting Agreement"), between the Company on the one hand and Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Debt Securities specified in Schedule II hereto (the "Designated Debt Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Debt Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Debt Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Debt Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Debt Securities set forth opposite the name of such Underwriter in Schedule I hereto.



      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                         Very truly yours,

                                         XL Capital Ltd

                                         By: /s/ Christopher V. Greetham
                                             -----------------------------------
                                             Name:  Christopher V. Greetham
                                             Title: Executive Vice President &
                                                    Chief Investment Officer

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.

By:      Morgan Stanley & Co. Incorporated


         By: /s/ Harold J. Hendershot III
            ------------------------------
         Name: Harold J. Hendershot III
         Title: Executive Director

By:      Lehman Brothers Inc.


         By: /s/ Martin Goldberg
            ------------------------------
         Name: Martin Goldberg
         Title: Senior Vice President


For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I


                                                          PRINCIPAL AMOUNT OF
                                                      DESIGNATED DEBT SECURITIES
             UNDERWRITER                                    TO BE PURCHASED
             -----------                              --------------------------

Morgan Stanley & Co. Incorporated                            $150,000,000
Lehman Brothers Inc.                                         $150,000,000
                                                             ------------

        Total.....................................           $300,000,000
                                                             ============

                                   SCHEDULE II

TITLE OF DESIGNATED DEBT SECURITIES:

         5.25% Senior Notes due 2014

AGGREGATE PRINCIPAL AMOUNT OF DESIGNATED DEBT SECURITIES:

         $300,000,000

INITIAL OFFERING PRICE TO PUBLIC:

         99.432% of the principal amount of the Designated Debt Securities, plus accrued interest, if any, from August 23, 2004.

PURCHASE PRICE BY UNDERWRITERS:

         98.982% of the principal amount of the Designated Debt Securities, plus accrued interest, if any, from August 23, 2004.

UNDERWRITERS' COMMISSION:

         0.450%

FORM OF DESIGNATED DEBT SECURITIES:

         Book-entry only form represented by one or more global certificates deposited with The Depository Trust Company ("DTC") of its designated custodian, to be made available for checking by the Representatives at least 24 hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal (Same-Day) funds

INDENTURE:

         Indenture, dated June 2, 2004, between the Company and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture, to be dated as of August 23, 2004

MATURITY:

         September 15, 2014

INTEREST RATE:

         5.25% per annum

INTEREST PAYMENT DATES:

         March 15 and September 15, commencing on March 15, 2005

RECORD DATES:

         The relevant record dates will be the March 1 and September 1 preceding the relevant payment dates

REDEMPTION PROVISIONS:

         The Notes are redeemable at the option of the Company (i) in whole at any time or in part from time to time at a make-whole redemption price described in the Prospectus under the caption "Description of the Senior Notes--Optional Redemption" and (ii) if a "tax event" occurs, as described in the Prospectus under the caption "Description of the Senior Notes--Tax Event Redemption"), in each case in accordance with and subject to the terms to be set forth in the Indenture.

SINKING FUND PROVISIONS:

         No sinking fund provisions

ADDITIONAL CLOSING CONDITIONS:

         None

TIME OF DELIVERY:

         9:30 A.M., New York City time, on August 23, 2004

TIME OF DELIVERY LOCATION:

         Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

DELAYED DELIVERY:

         None

LISTING:

         None

NAMES AND ADDRESSES OF REPRESENTATIVES:

       Designated Representatives:          Morgan Stanley & Co. Incorporated
                                                  Lehman Brothers Inc.